EXHIBIT 8.1

SUBSIDIARIES OF AVG TECHNOLOGIES N.V.

As of December 31, 2015, AVG Technologies N.V. was the parent company of the following direct and indirect subsidiaries:

Name of subsidiary	Jurisdiction of Organization / Formation
AVG Technologies Holdings B.V.	Netherlands
All subsidiaries listed below are 100% subsidiaries of AVG Technologies Holdings B.V., unless otherwise noted:
AVG Technologies USA, Inc.	Delaware, United States
AVG Technologies CZ, s.r.o. (99.99%, 0.01% subsidiary of AVG Technologies UK Limited)	Czech Republic
AVG Technologies UK Limited	United Kingdom
AVG Technologies GER GmbH	Germany
AVG Technologies FRA, SAS	France
AVG (Beijing) Internet Security Technologies Company Limited(1)	China
AVG Mobile Technologies Ltd	Israel
AVG Netherlands B.V.	Netherlands
AVG Ecommerce CY Limited (100% subsidiary of AVG Netherlands B.V.)	Cyprus
TuneUp Software GmbH (100% subsidiary of AVG Technologies GER, GmbH)(2)	Germany
AVG Technologies Distribution Switzerland AG	Switzerland
AVG Technologies AU Pty Limited	Australia
AVG Corporate Services B.V.	Netherlands
AVG Technologies Canada Inc.	Canada
AVG Distribuidora de Tecnologias do Brasil Ltda. (99.99%, 0.01% subsidiary of AVG Technologies UK Limited)	Brazil
Location Labs, Inc. (99.6% subsidiary of AVG Technologies USA, Inc.)(3)	Delaware, United States
Safely Mobile, S.L. (100% subsidiary of Location Labs, Inc.)(4)	Spain
AVG Technologies Norway AS	Norway
Norman Data Defense Systems AB (100% subsidiary of AVG Technologies Norway AS)	Sweden
Norman Data Defense Systems A/S (100% subsidiary of AVG Technologies Norway AS)	Denmark
Norman Data Defense Systems B.V. (100% subsidiary of AVG Technologies Norway AS)	Netherlands
Norman Data Defense Systems GmbH (100% subsidiary of AVG Technologies Norway AS)	Germany
Norman Data Defense Systems AG (100% subsidiary of AVG Technologies Norway AS)	Switzerland
Privax Limited (100% subsidiary of AVG Technologies UK Limited)	United Kingdom
Privax d.o.o. (100% subsidiary of Privax Limited)	Serbia
Privax Development (Malta) Limited (100% subsidiary of Privax Limited)	Malta
Privax Services (UK) Limited (100% subsidiary of Privax Limited)	United Kingdom
LLC ‘1337’ (99.9% subsidiary of Privax Limited, 0.1% subsidiary of AVG Technologies UK Limited)	Ukraine

(1)	AVG (Beijing) Internet Security Technologies Company Limited, is in process of liquidation.
(2)	On January 1, 2016, TuneUp Software GmbH became a 100% subsidiary of AVG Technologies Holdings B.V.
(3)	AVG Technologies USA, Inc. holds 99.6% of the outstanding shares of Location Labs and 99.9% of the voting rights. In April 2016, Location Labs, Inc. became a 100% subsidiary of AVG Technologies USA, Inc.
(4)	Safely Mobile, S.L. (100% subsidiary of Location Labs, Inc.) was liquidated on March 11, 2016.